SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 9, 2005, Ray Rodriguez was promoted to President and Chief Operating Officer of Univision Communications Inc.  Mr. Rodriguez, age 54, has been President of the Univision Network since December 1992. Also, since August 2001, Mr. Rodriguez has been President of the TeleFutura Network and of the Galavisión Network.

Mr. Rodriguez has an amended employment agreement with the Company that expires on December 31, 2007.  His annual base salary is $800,000. In addition, based upon an annual review of Mr. Rodriguez’s performance and our results of operations and our prospects, the Company may grant a bonus each year to Mr.  Rodriguez.  The employment agreement provides that Mr. Rodriguez may be terminated for cause, upon death or disability or without cause. If terminated without cause, he will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

Also effective February 9, 2005, Anthony Cassara was elected to fill a vacancy as a Class A/P Director of Univision Communications Inc. by the Class A/P directors as provided in the Company’s charter documents.

Item 7.01. Regulation FD Disclosure

See the attached press release incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1 Press release relating to Item 7.01 disclosure only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
Date: February 9, 2005
	By:	/s/ C. Douglas Kranwinkle
Name: C. Douglas Kranwinkle
Title: Executive Vice President